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                                                                    EXHIBIT 99.1



                                 PRESS RELEASE


FOR IMMEDIATE RELEASE                                   CONTACT:

Titanium Metals Corporation                             Joseph S. Compofelice
1999 Broadway, Suite 4300                               (713) 423-3303
Denver, Colorado   80202


                     TIMET ENTERS INTO NEW LABOR AGREEMENT


         DENVER, COLORADO . . . . September 19, 1996 . . . . Titanium Metals
Corporation (TIMET) (NASDAQ:TIMT) announced that the hourly workforce at its Henderson, Nevada plant has voted to ratify a new, four-year labor agreement. Approximately 350 production and maintenance workers at the facility are represented by the United Steelworkers of America (Local 4856).

         The new agreement runs until October 2, 2000, which is one year longer than the historical three-year agreement at the plant. It provides for, among other things, increases in wages during each of the four years and enhancements in pension benefits over the course of the agreement, the costs of which are expected to be offset in part by an agreed- upon reduction in the level of profit sharing available to employees in certain years.

         TIMET is a world leader in the production of titanium metal products.


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